                                                                     EXHIBIT 8.1

        LIST OF SIGNIFICANT SUBSIDIARIES, JOINTLY CONTROLLED ENTITIES AND ASSOCIATED COMPANIES OF BRILLIANCE CHINA AUTOMOTIVE, AS OF DECEMBER 31, 2003

         The following table lists information concerning the significant subsidiaries, jointly controlled entities and associated companies of Brilliance China Automotive as of December 31, 2003.

                                                                            JURISDICTION OF
                                  NAME                                       INCORPORATION      EFFECTIVE INTEREST
                                  ----                                       -------------      ------------------
Subsidiaries

Shenyang Brilliance JinBei Automobile Co., Ltd.                                  China                  51%
Ningbo Yuming Machinery Industrial Co., Ltd.                                     China                  51%
Shenyang XingYuanDong Automobile Component Co., Ltd.                           China                 100%
Shenyang Jianhua Motors Engine Co., Ltd.                                         China                60.8%
Ningbo Brilliance Ruixing Auto Components Co., Ltd.                              China                 100%
Mianyang Brilliance Ruian Automotive Components Co., Ltd.                        China                 100%
Shenyang Brilliance Dongxing Automotive Component Co., Ltd.                      China                 100%
Shenyang JinDong Development Co., Ltd.                                           China                75.5%
Shenyang ChenFa Automobile Component Co., Ltd.                                   China                 100%
Shenyang Xinjinbei Investment and Development Co., Ltd.                          China                  99%
Shenyang JinBei Automotive Industry Holdings Company Limited                     China                  98%
China Brilliance Automotive Components Group Limited                            Bermuda                100%
Southern State Investment Limited                                                 BVI                  100%
Beston Asia Investment Limited                                                    BVI                  100%
Pure Shine Limited                                                                BVI                  100%
Key Choices Group Limited                                                         BVI                  100%
Brilliance China Automotive Finance Ltd.                                          BVI                  100%

Jointly Controlled Entities

Mianyang Xinchen Engine Co., Ltd.                                                China                  50%
Shenyang ChenBao Automotive Sales Service Co., Ltd.                              China                  49%
Shenyang HuaBao Automotive Sales Service Co., Ltd.                               China                  49%
Shenyang Xinguang Brilliance Automobile Engine Co., Ltd.                         China                  50%
BMW Brilliance Automotive Ltd.                                                   China                  49%

Associated Companies

Chongqing FuHua Automotive Sales Service Co., Ltd.                               China                29.4%
Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co., Ltd.              China                12.8%